News Release

Contact: Tito L. Lima
Treasurer
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS THIRD QUARTER 2025 RESULTS

Clearfield, Pennsylvania – October 30, 2025

CNB Financial Corporation (“Corporation”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the three and nine months ended September 30, 2025.

During the third quarter on July 23, 2025, the Corporation completed its acquisition of ESSA Bancorp, Inc. (“ESSA”), which added total assets, net of estimated purchase accounting fair value adjustments, of $2.1 billion, comprised primarily of $1.7 billion in loans. The acquisition also added $1.5 billion in deposits to CNB Bank's funding base as the transaction added 20 offices to CNB Bank’s branch network and extended its operating footprint into the Northeastern Pennsylvania Region including the Lehigh Valley of Pennsylvania.

Key Financial Trends

•Earnings - Net income available to common shareholders ("earnings") was $6.0 million, or $0.22 per diluted share for the three months ended September 30, 2025, compared to $12.9 million, or $0.61 per diluted share, for the three months ended June 30, 2025, and $12.9 million, or $0.61 per diluted share, for the three months ended September 30, 2024.

◦Excluding after-tax merger and integration costs and the day-one reserve established for non-Purchase Credit Deteriorated ("non-PCD") loans ("merger transaction related expenses"), adjusted earnings for the three months ended September 30, 2025, were $22.5 million, or $0.82 per diluted share. This represents an increase of $9.3 million, or 70.17%, and $0.19 per diluted share, or 30.16%, compared to adjusted earnings of $13.2 million, or $0.63 per diluted share, for the three months ended June 30, 2025.1

•Loans - Excluding $71.9 million of syndicated loan balances, total loans were $6.4 billion as of September 30, 2025. Excluding $1.7 billion in loans acquired through the ESSA acquisition, net of estimated purchase accounting fair value adjustments, organic loan growth for the quarter was $90.8 million, or 1.95% (7.74% annualized) compared to June 30, 2025.1

•Deposits - At September 30, 2025, total deposits were $6.9 billion. Excluding $1.5 billion in deposits assumed through the ESSA acquisition, net of estimated purchase accounting fair value adjustments, and including $92.8 million in deposits classified as held for sale, organic deposit growth for the quarter totaled $70.2 million, or 1.28% (5.10% annualized) compared to June 30, 2025.1

•Net Interest Margin - Net interest margin was 3.69% for the three months ended September 30, 2025, compared to 3.60% for the three months ended June 30, 2025. Net interest margin on a fully tax-equivalent basis, a non-GAAP measure, was 3.69% and 3.59%, for the three months ended September 30, 2025 and June 30, 2025, respectively.1 Included in net interest margin on a fully tax-equivalent basis was $3.4 million of purchase accounting loan accretion for the period from the ESSA acquisition date of July 23, 2025 to September 30, 2025.

•Credit Quality - Total nonperforming assets were approximately $40.4 million, or 0.49% of total assets, as of September 30, 2025, compared to $30.4 million, or 0.48% of total assets, as of June 30, 2025. The $10.6 million increase in nonperforming assets for the three months ended September 30, 2025, was primarily due to approximately $9.5 million in nonperforming assets, net of estimated purchase accounting fair value adjustments acquired through the ESSA acquisition.

◦Net loan charge-offs were $957 thousand, or 0.06% (annualized) of average total loans and loans held for sale, for the three months ended September 30, 2025, compared to $3.3 million, or 0.28% (annualized) of average total loans and loans held for sale, during the three months ended June 30, 2025.

•Capital - As of September 30, 2025, the Corporation’s ratio of common shareholders' equity to total assets was 9.53% compared to 9.17% at June 30, 2025. As of September 30, 2025 and June 30, 2025, the Corporation’s ratio of tangible common equity to tangible assets, a non-GAAP measure, was 8.10% and 8.53%, respectively.1 The decrease in the tangible common equity to tangible assets was driven by the ESSA acquisition, as discussed in more detail below.

1 This release contains references to certain financial measures that are not defined by U.S. Generally Accepted Accounting Principles ("GAAP"). Management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. A reconciliation of these non-GAAP financial measures is provided in the "Reconciliation of Non-GAAP Financial Measures" section.

Executive Summary

•Earnings were $6.0 million, or $0.22 per diluted share, and $12.9 million, or $0.61 per diluted share, for the three months ended September 30, 2025 and June 30, 2025, respectively. Excluding after-tax merger transaction related expenses, adjusted earnings were $22.5 million, or $0.82 per diluted share, for the three months ended September 30, 2025, reflecting an increase of $9.3 million, or 70.17%, and $0.19 per diluted share, or 30.16%, compared to adjusted earnings of $13.2 million, or $0.63 per diluted share, for the three months ended June 30, 2025.1 The quarterly increase in adjusted earnings was driven by higher net interest income and non-interest income, partially offset by increased non-interest expenses, as discussed below. Excluding after-tax merger transaction related expenses in the third quarter 2025, earnings and diluted earnings per share when compared to earnings of $12.9 million, or $0.61 per diluted share, in the quarter ended September 30, 2024, increased $9.6 million, or 74.93%, and $0.21 per diluted share, or 34.43%, due primarily to higher net interest income, partially offset by an increase in non-interest expense.1

•Earnings were $29.3 million, or $1.26 per diluted share, for the nine months ended September 30, 2025. Excluding after-tax merger transaction related expenses, adjusted earnings were $47.6 million, or $2.05 per diluted share, for the nine months ended September 30, 2025, reflecting an increase of $11.3 million, or 31.13%, and $0.33 per diluted share, or 19.19%, compared to earnings of $36.3 million, or $1.72 per diluted share, for the nine months ended September 30, 2024.1 The year-to-date increase was primarily the result of an increase in net interest income, partially offset by an increase in non-interest expense, as discussed in more detail below.

•At September 30, 2025, loans totaled $6.4 billion, excluding $71.9 million of syndicated loans. Excluding $1.7 billion in loans, net of estimated purchase accounting fair value adjustments, acquired in the ESSA acquisition, organic loans increased $90.8 million, or 1.95% (7.74% annualized), compared to June 30, 2025 and $222.9 million, or 4.93%, compared to September 30, 2024.1 The increase in loans for the quarter ended September 30, 2025, compared to the quarter ended June 30, 2025, was primarily driven by growth in the Ridge View Bank and BankOnBuffalo markets, while the year-over-year increase in loans as of September 30, 2025, compared to September 30, 2024, was primarily driven by growth in the Ridge View Bank and BankOnBuffalo markets, and the legacy CNB market, as well as in CNB Bank's Private Banking division.

◦At September 30, 2025, the syndicated loan portfolio totaled $71.9 million, or 1.11% of total loans, compared to $78.9 million, or 1.67% of total loans, at June 30, 2025 and $69.5 million, or 1.51% of total loans, at September 30, 2024. The decrease in syndicated lending balances of $7.1 million compared to June 30, 2025 reflects the Corporation's continued focus on evaluating the level and composition of its syndicated loan portfolio to ensure it continues to provide strong credit quality, profitable use of excess liquidity, and complement the Corporation’s loan growth from its in-market customer relationships.

•At September 30, 2025, total deposits were $6.9 billion. Excluding $1.5 billion in deposits, net of estimated purchase accounting fair value adjustments, assumed in the ESSA acquisition and including $92.8 million in deposits classified as held for sale, total deposits increased $70.2 million, or 1.28% (5.10% annualized), compared to June 30, 2025, and $320.3 million, or 6.14%, compared to September 30, 2024.1 The $92.8 million in deposits classified as held for sale as of September 30, 2025 are associated with a planned sale of certain customer deposit accounts that are part of a broader strategic initiative to optimize the Corporation’s branch and market footprint following the ESSA acquisition. The quarter-over-quarter increase in organic deposit balances as of September 30, 2025, compared to June 30, 2025, was driven primarily by growth in Treasury Management-sourced business deposits. The year-over-year increase in organic deposit balances was primarily attributable to retail account growth, including time deposits, as well as higher Treasury Management-sourced business and municipal deposits. Additional deposit and liquidity profile details were as follows:

◦At September 30, 2025, the total estimated uninsured deposits for CNB Bank were approximately $2.1 billion, or approximately 30.02% of total CNB Bank deposits. However, when excluding $23.4 million of affiliate company deposits and $734.1 million of pledged-investment collateralized deposits, the adjusted amount and percentage of total estimated uninsured deposits was approximately $1.4 billion, or approximately 20.55% of total CNB Bank deposits as of September 30, 2025.

▪The level of adjusted uninsured deposits at September 30, 2025 increased compared to the level at June 30, 2025, primarily driven by the ESSA acquisition. The total estimated uninsured deposits for CNB Bank at June 30, 2025 were approximately $1.6 billion, or approximately 28.62% of total CNB Bank deposits. Excluding $103.5 million of affiliate company deposits and $509.0 million of pledged-investment collateralized deposits, the adjusted amount and percentage of total estimated uninsured deposits were approximately $982.0 million, or approximately 17.63% of total CNB Bank deposits as of June 30, 2025.

◦At September 30, 2025, the Corporation had $351.9 million of cash equivalents held in CNB Bank’s interest-bearing deposit account at the Federal Reserve. These excess funds, when combined with collective contingent liquidity resources of $5.8 billion including (i) available borrowing capacity from the Federal Home Bank of Pittsburgh ("FHLB") and the Federal Reserve, and (ii) available unused commitments from brokered deposit sources and other third-party funding channels, including previously established lines of credit from correspondent banks, resulted in the total available liquidity sources for the Corporation as of September 30, 2025 to be approximately 4.3 times the estimated amount of adjusted uninsured deposit balances discussed above.

•At September 30, 2025, the Corporation had $181.6 million outstanding in short-term borrowings. The Corporation had no outstanding short-term borrowings as of June 30, 2025 and September 30, 2024. The increase in short-term borrowings during the third quarter was primarily attributable to borrowings assumed with the ESSA acquisition.

•At September 30, 2025, the Corporation's pre-tax net unrealized losses on the combined portfolios of available-for-sale and held-to-maturity securities totaled $49.8 million, or 5.90% of total shareholders' equity, compared to $55.6 million, or 8.73% of total shareholders' equity, at June 30, 2025, and $62.5 million, or 10.30% of total shareholders' equity, at September 30, 2024. The change in unrealized losses during the third quarter 2025 was primarily due to changes in the yield curve compared to the second quarter of 2025 and third quarter of 2024, coupled with the Corporation’s scheduled bond maturities, which were all realized at par. Importantly, all regulatory capital ratios for the Corporation would still exceed regulatory “well-capitalized” levels as of September 30, 2025, June 30, 2025, and September 30, 2024 if the net unrealized losses at the respective dates were fully recognized.

•Total nonperforming assets were approximately $41.0 million, or 0.50% of total assets, as of September 30, 2025, compared to $30.4 million, or 0.48% of total assets, as of June 30, 2025. The $10.6 million increase in nonperforming assets for the three months ended September 30, 2025, was primarily due to the ESSA acquisition, which contributed approximately $9.5 million in nonperforming assets, net of estimated purchase accounting fair value adjustments. Total nonperforming assets decreased $1.0 million at September 30, 2025 compared to September 30, 2024 primarily driven by the resolution of several loans, as previously disclosed, coupled with paydowns of existing nonperforming assets, partially offset by the ESSA-related additions. Net loan charge-offs were $957 thousand, or 0.06% (annualized) of average total loans and loans held for sale, for the three months ended September 30, 2025, compared to $3.3 million, or 0.28% (annualized) of average total loans and loans held for sale, during the three months ended June 30, 2025, and $1.2 million, or 0.11% (annualized) of average total loans and loans held for sale, during the three months ended September 30, 2024.

•Pre-provision net revenue ("PPNR"), a non-GAAP measure, was $27.5 million for the three months ended September 30, 2025 and $21.6 million for the three months ended June 30, 2025.1 Excluding merger and integration costs, adjusted PPNR was $31.7 million for the three months ended September 30, 2025, compared to $21.9 million and $19.7 million for the three months ended June 30, 2025 and September 30, 2024, respectively.1 The quarter-over-quarter increase in adjusted PPNR was driven by higher net interest income and non-interest income, partially offset by an increase in non-interest expense. For the three months ended September 30, 2025, the increase compared to the three months ended September 30, 2024 was primarily attributable to stronger net interest income, partially offset by higher non-interest expenses. PPNR was $65.0 million for the nine months ended September 30, 2025.1 Excluding merger and integration costs, adjusted PPNR was $71.1 million for the nine months ended September 30, 2025, compared to $55.0 million for the nine months ended September 30, 2024.1 The increase in year-to-date adjusted PPNR, when compared to the adjusted PPNR for the nine months ended September 30, 2024, was primarily driven by an increase in net interest income, partially offset by an increase in non-interest expense.

Michael Peduzzi, President & CEO of the Corporation, stated, "The third quarter of 2025 has been historical for our company, as we closed the largest acquisition in the Corporation’s history, adding a tremendous group of colleagues, clients, investors, and markets to our footprint. We are now an over $8 billion asset institution with 75 full-service branches, with both the products, services, and operational and technological scale to meet the commercial, consumer, and wealth management customer needs of the communities and regions across our four-state franchise. We also continue to realize growth and service opportunities beyond our geography with our growing digital footprint.

We are so appreciative of the tremendous support from the management, Board, and employees in Eastern Pennsylvania of the now ESSA Bank division of CNB Bank, who collectively partnered so well with the legacy CNB Board, management, and acquisition team to effectively support the combination of our two institutions. It certainly helped that Gary Olson and the entire team at ESSA Bancorp ran a very sound and client-focused bank, with both a highly qualitative credit profile, and a positive experience-oriented culture, both of which were in significant alignment to CNB’s operating approach. As a result, our teams have been working together with great synchronicity since our July 23, 2025 merger closing date to support ongoing qualitative loan, deposit, and wealth growth of our expanded franchise, with the operational integration and efficiencies expected with such a significant transaction. The early results in the period beyond the merger are very positive. The non-recurring customary merger-related expenses were substantially incurred in the third quarter, with a smaller amount yet to be incurred in the fourth quarter given the ESSA core system conversion scheduled to occur in early November. Beyond these one-time merger expenses, we are seeing realized cost savings and earnings accretion that is meeting or exceeding our pre-merger expectations. Importantly, the credit profile of the portfolios acquired from ESSA remain sound with no unexpected changes that were not already anticipated through the due diligence process. Further, the ESSA branch and retail lending teams, commercial and treasury management officers, and wealth management personnel have maintained their traditional customer engagement and momentum since the acquisition. We are confident in the forward earnings profile and increased efficiencies that will result from this historic combination, reflecting successful momentum towards our strategic goal of providing value-building and positive experiences between the Corporation, our clients, and our investors."

Other Balance Sheet Highlights

•Book value per common share was $26.68 and $27.44 at September 30, 2025 and June 30, 2025, respectively. Excluding after-tax merger transaction related expenses, book value per common share was $27.30 at September 30, 2025, reflecting a decrease of $0.23, or 0.84%, from $27.53, excluding after-tax merger and integration costs, at June 30, 2025 and a year-over-year increase of $1.17, or 4.48%, from $26.13 at September 30, 2024.1 Tangible book value per common share, a non-GAAP measure, was $22.32 and $25.35 as of September 30, 2025 and June 30, 2025, respectively.1 Excluding after-tax merger transaction related expenses, tangible book value per common share was $22.94 as of September 30, 2025, reflecting a decrease of $2.50, or 9.83%, from $25.44, excluding after-tax merger costs and integration costs, as of June 30, 2025 and a year-over-year decrease of $1.09 or 4.54%, from $24.03 as of September 30, 2024.1 The decreases in book value per common share and tangible book value per common share, excluding after-tax merger transaction related expenses, from June 30, 2025 to September 30, 2025 were primarily due to an increase in the number of common shares outstanding as a result of the issuance of 8.4 million common shares as consideration for the ESSA acquisition, coupled with the increase in goodwill and core deposit intangibles of $49.9 million and $34.6 million, respectively, partially offset by the increase in retained earnings, coupled with a decrease in accumulated other comprehensive loss primarily from the after-tax impact of temporary unrealized valuation changes in the Corporation’s available-for-sale investment portfolio for the third quarter of 2025. The decreases in book value per common share and tangible book value per common share, excluding after-tax merger transaction related expenses, from September 30, 2024 to September 30, 2025 were also driven by the same factors disclosed above for June 30, 2025 compared to September 30, 2025.

Loan Portfolio Profile

•As part of its lending policy and risk management activities, the Corporation tracks lending exposure by industry classification and type to determine potential risks associated with industry concentrations, and to identify any concentration risk issues that could lead to additional credit loss exposure. An important and recurring part of this process involves the Corporation’s continued measurement and evaluation of its exposure to the office, hospitality, and multifamily industries within its commercial real estate portfolio. Even given the Corporation’s historically sound underwriting protocols and high credit quality standards for borrowers in the commercial real estate industry segments, the Corporation monitors numerous relevant sensitivity elements, including occupancy, loan-to-value, absorption and cap rates, debt service coverage and covenant compliance, and developer/lessor financial strength both in the project and globally. At September 30, 2025, the Corporation had the following key metrics related to its office, hospitality and multifamily portfolios with such metrics including the impact on the respective portfolios of loans acquired during the third quarter of 2025 from the ESSA acquisition:

◦Commercial office loans:
▪There were 154 outstanding loans, totaling $154.2 million, or 2.38% of total Corporation loans outstanding;
▪There were no nonaccrual commercial office loans;
▪There were no past-due commercial office loans;
▪The average outstanding balance per commercial office loan was $1.0 million; and
▪Included in the above commercial office loan metrics were 40 outstanding loans, totaling $44.1 million acquired from the ESSA acquisition.

◦Commercial hospitality loans:
▪There were 159 outstanding loans, totaling $332.5 million, or 5.14% of total Corporation loans outstanding;
▪There were no nonaccrual commercial hospitality loans;
▪There were no past-due commercial hospitality loans;
▪The average outstanding balance per commercial hospitality loan was $2.1 million; and
▪Included in the above commercial hospitality loan metrics were nine outstanding loans, totaling $18.3 million acquired from the ESSA acquisition.

◦Commercial multifamily loans:
▪There were 378 outstanding loans, totaling $639.7 million, or 9.89% of total Corporation loans outstanding;
▪There were four nonaccrual commercial multifamily loans that totaled $2.7 million, or 0.43% of total multifamily loans outstanding;
▪There were two past-due commercial multifamily loans that totaled $2.4 million, or 0.38% of total multifamily loans outstanding;
▪The average outstanding balance per commercial multifamily loan was $1.7 million; and
▪Included in the above commercial multifamily loan metrics were 161 outstanding loans, totaling $226.4 million acquired from the ESSA acquisition. In addition, there were three nonaccrual loans that totaled $2.5 million and two past-due loans that totaled $2.4 million.

The Corporation had no commercial office, hospitality or multifamily loan relationships considered by the banking regulators to be high volatility commercial real estate ("HVCRE") credits.

Performance Ratios

•Annualized return on average equity was 3.60% and 8.83% for the three months ended September 30, 2025 and June 30, 2025, respectively. Excluding after-tax merger transaction related expenses, annualized return on average equity was 12.05% for the three months ended September 30, 2025, compared to 9.06%, excluding after-tax merger and integration costs, and 9.28% for the three months ended June 30, 2025 and September 30, 2024, respectively.1 Annualized return on average equity was 6.42% for the nine months ended September 30, 2025. Excluding after-tax merger transaction related expenses, annualized return on average equity was 10.05% for the nine months ended September 30, 2025, compared to 9.01% for the nine months ended September 30, 2024.1

•Annualized return on average tangible common equity, a non-GAAP measure, was 3.87% and 9.71% for the three months ended September 30, 2025 and June 30, 2025, respectively.1 Excluding after-tax merger transaction related expenses, annualized return on average tangible common equity was 14.62% for the three months ended September 30, 2025, compared to 9.98%, excluding after-tax merger and integration costs, and 10.33% for the three months ended June 30, 2025 and September 30, 2024, respectively.1 Annualized return on average tangible common equity was 7.08% for the nine months ended September 30, 2025. Excluding after-tax merger transaction related expenses, annualized return on average tangible common equity was 11.51% for the nine months ended September 30, 2025, compared to 10.01% for the nine months ended September 30, 2024.1

•The Corporation's efficiency ratio was 64.56% and 64.73% for the three months ended September 30, 2025 and June 30, 2025, respectively, and 62.97% and 64.08%, respectively, on a fully tax-equivalent basis, a non-GAAP measure.1 Excluding merger and integration costs, the efficiency ratio on a fully tax-equivalent basis was 57.67%, compared to 63.50% and 65.58% for the three months ended June 30, 2025 and September 30, 2024, respectively.1 The quarter-over-quarter decrease was primarily driven by higher net interest income and non-interest income, partially offset by increased non-interest expense, as further discussed below. The year-over-year decrease was primarily driven by an increase in net interest income, partially offset by an increase in non-interest expense. The Corporation's efficiency ratio was 66.80% for the nine months ended September 30, 2025, and 65.74% on a fully tax-equivalent basis.1 Excluding merger and integration costs, the efficiency ratio on a fully tax-equivalent basis was 62.68% for the nine moths ended September 30, 2025, compared to 66.34% for the nine months ended September 30, 2024.1 The year-over-year decrease was primarily driven by higher net interest income, partially offset by higher non-interest expense.

Revenue

•Total revenue (net interest income plus non-interest income) was $77.7 million for the three months ended September 30, 2025, compared to $61.2 million and $58.5 million for the three months ended June 30, 2025 and September 30, 2024, respectively.

◦Net interest income was $67.1 million for the three months ended September 30, 2025, compared to $52.2 million and $47.5 million for the three months ended June 30, 2025 and September 30, 2024, respectively. When comparing the third quarter of 2025 to the second quarter of 2025, the increase in net interest income of $14.9 million, or 28.61% (113.50% annualized), was primarily due to the ESSA acquisition, including $3.4 million in purchase accounting loan accretion, coupled with organic loan growth and the Corporation’s targeted interest-bearing deposit rate decreases. This accretion reflects the recognition of estimated fair value marks on acquired loans, which are accreted into interest income over the expected life of the assets.

◦Net interest margin was 3.69%, 3.60%, and 3.43% for the three months ended September 30, 2025, June 30, 2025, and September 30, 2024, respectively. Net interest margin on a fully tax-equivalent basis, a non-GAAP measure, was 3.69%, 3.59% and 3.42% for the three months ended September 30, 2025, June 30, 2025, and September 30, 2024, respectively.1 Excluding the $3.4 million in purchase accounting loan accretion, the net interest margin on a fully tax-equivalent basis for the three months ended September 30, 2025 was 3.50%.1

▪The yield on earning assets of 5.96% for the three months ended September 30, 2025 increased 7 basis points from June 30, 2025 and was down 2 basis points compared to September 30, 2024. The increase in yield in the third quarter of 2025 compared to quarter ended June 30, 2025 was attributable to the ESSA acquisition, including $3.4 million in purchase accounting loan accretion for the period from the acquisition date of July 23, 2025 through September 30, 2025.

▪The cost of interest-bearing liabilities was 2.83% for the three months ended September 30, 2025, representing a decrease of 5 basis points from June 30, 2025 and a decrease of 38 basis points from September 30, 2024. The decrease in the cost of interest-bearing liabilities is primarily the result of the Corporation’s targeted interest-bearing deposit rate decreases in response to the Federal Reserve rate decreases since mid-September 2024. In addition, the acquisition of ESSA did not have a material impact on the Corporation’s cost of funds.

•Total revenue was $195.8 million for the nine months ended September 30, 2025 compared to $167.2 million for the nine months ended September 30, 2024.

◦Net interest income was $167.8 million for the nine months ended September 30, 2025 compared to $138.4 million for the nine months ended September 30, 2024. When comparing the nine months ended September 30, 2025 to the nine months ended September 30, 2024, the increase in net interest income of $29.3 million, or 21.19% (28.33% annualized), was due to investment and loan growth, coupled with the impact of the ESSA acquisition, including $3.4 million in purchase accounting loan accretion realized for the period from the July 23, 2025 acquisition date through September 30, 2025.

◦Net interest margin was 3.57% and 3.40% for the nine months ended September 30, 2025 and September 30, 2024, respectively. Net interest margin on a fully tax-equivalent basis, a non-GAAP measure, was 3.56% and 3.38% for the nine months ended September 30, 2025 and September 30, 2024, respectively.1 Excluding the $3.4 million in purchase accounting loan accretion, net interest margin on a fully tax-equivalent basis for the nine months ended September 30, 2025 was 3.49%.1

▪The yield on earning assets of 5.87% for the nine months ended September 30, 2025 decreased 2 basis points from September 30, 2024. The decrease in yield compared to September 30, 2024 was primarily attributable to lower loan yields on variable and floating-rate loans following the Federal Reserve rate decreases totaling 125 basis points since mid-September 2024, partially offset by the $3.4 million in purchase accounting loan accretion.

▪The cost of interest-bearing liabilities of 2.88% for the nine months ended September 30, 2025 decreased 26 basis points from September 30, 2024, primarily the result of the Corporation’s targeted interest-bearing deposit rate decreases in response to the Federal Reserve rate decreases since mid-September 2024.

•Total non-interest income was $10.6 million for the three months ended September 30, 2025, including $391 thousand attributable to fee-based sources acquired from the ESSA acquisition, compared to $9.0 million and $11.0 million for the three months ended June 30, 2025 and September 30, 2024, respectively. The quarter-over-quarter increase was primarily attributable to an increase in wealth and asset management fees, service charges on deposits and net realized gains on available-for-sale securities. The decrease year-over-year in non-interest income was primarily due to lower pass-through income from small business investment companies ("SBICs"), partially offset by increases in wealth and asset management fees, service charges on deposits and net realized gains on available-for-sale securities.

•Total non-interest income was $28.1 million for the nine months ended September 30, 2025, compared to $28.8 million for the nine months ended September 30, 2024. This decrease was primarily due to lower other service charges and fees, coupled with lower pass-through income from SBICs, partially offset by an increase in net realized gains on available-for-sale securities, bank owned life insurance revenue (death benefit), wealth and asset management fees, and card processing and interchange income.

Non-Interest Expense

•For the three months ended September 30, 2025 and June 30, 2025 total non-interest expense was $50.2 million and $39.6 million, respectively. Excluding merger and integration costs, total non-interest expense for the three months ended September 30, 2025 was $46.0 million, compared to $39.3 million and $38.8 million for the three months ended June 30, 2025 and September 30, 2024, respectively.1 Excluding merger and integration costs, the increase of $6.7 million, or 17.17%, from the three months ended June 30, 2025, was primarily driven by an increase in salaries and benefits, occupancy expense, and amortization of core deposit intangibles. The increase in salaries and benefits was driven by an increase in salaries, incentive compensation accruals, and retirement plan contribution accruals. The increase in salaries was largely attributable to staffing additions associated with the ESSA acquisition. Occupancy expense increased, primarily due to higher rent expense related to additional full-service office locations. Excluding merger costs, the $7.2 million increase in non-interest expense compared to the three months ended September 30, 2024 was primarily driven by higher salaries and benefits, reflecting staffing additions from the ESSA acquisition, as well as increased incentive compensation accruals and health insurance costs. Additionally, card processing and interchange expenses increased, largely due to changes made to the Corporation’s cardholder rewards program during the second quarter of 2024 and other non-interest expenses also increased, primarily due to higher business development activity.

•For the nine months ended September 30, 2025 total non-interest expense was $130.8 million. Excluding merger and integration costs, total non-interest expense was $124.8 million, compared to $112.2 million for the nine months ended September 30, 2024.1 Excluding merger and integration costs, the increase of $12.6 million, or 11.20%, from the nine months ended September 30, 2024, was primarily driven by higher salaries and benefits. This reflects staff additions related to the ESSA acquisition, merit-based annual increases in base salaries, higher incentive compensation accruals (due to strong financial performance in 2025), and increased retirement plan contribution accruals. Occupancy expense also increased, largely due to higher rent associated with additional full-service office locations added both before and after the ESSA acquisition. In addition, the quarter had an increase in card processing and interchange expenses, as well as other non-interest expenses, which were impacted by business development activities.

Income Taxes

•Income tax expense for the three months ended September 30, 2025 was $2.0 million, representing a 22.43% effective tax rate, compared to $3.3 million, representing a 19.11% effective tax rate, for the three months ended June 30, 2025, and $3.3 million, representing a 19.31% effective tax rate, for the three months ended September 30, 2024. The effective tax rate for the third quarter was impacted by the ESSA acquisition, including non-deductible merger costs of $1.6 million. Income tax expense for the nine months ended September 30, 2025 was $8.2 million, representing a 20.14% effective tax rate, compared to $9.2 million, representing a 18.92% effective tax rate, for the nine months ended September 30, 2024.

Asset Quality

•Total nonperforming assets were approximately $40.4 million, or 0.49% of total assets, as of September 30, 2025, compared to $30.4 million, or 0.48% of total assets, as of June 30, 2025, and $42.0 million, or 0.70% of total assets, as of September 30, 2024, as discussed in more detail above.

•The allowance for credit losses measured as a percentage of total loans was 1.05% as of September 30, 2025, compared to 1.02% as of as of June 30, 2025, and 1.02% as of September 30, 2024. In addition, the allowance for credit losses as a percentage of nonaccrual loans was 184.69% as of September 30, 2025, compared to 169.52% and 117.03% as of June 30, 2025 and September 30, 2024, respectively.

•The provision for credit losses was $18.5 million for the three months ended September 30, 2025, compared to $4.3 million and $2.4 million for the three months ended June 30, 2025 and September 30, 2024, respectively. The $14.1 million and $16.1 million increases in the provision expense for the third quarter of 2025 compared to the second quarter of 2025 and third quarter 2024, respectively, were primarily driven by a $16.4 million reserve established for non-PCD loans acquired in the ESSA acquisition, coupled with the impacts of higher loan portfolio growth and lower loan net charge-offs. The provision for credit losses was $24.4 million for the nine months ended September 30, 2025, compared to $6.3 million for the nine months ended September 30, 2024. The $18.1 million increase in the provision expense for the first nine months of 2025 compared to the first nine months of 2024 was primarily of the $16.4 million reserve established for non-PCD loans acquired in the ESSA acquisition, coupled with loan portfolio growth.

•As discussed in more detail above, for the three months ended September 30, 2025, net loan charge-offs were $957 thousand, or 0.06% (annualized) of average total loans and loans held for sale, compared to $3.3 million, or 0.28% (annualized) of average total loans and loans held for sale, during the three months ended June 30, 2025, and $1.2 million, or 0.11% (annualized) of average total loans and loans held for sale, during the three months ended September 30, 2024.

•For the nine months ended September 30, 2025, net loan charge-offs were $5.7 million, or 0.15% (annualized) of average total loans and loans held for sale, compared to $5.4 million, or 0.16% (annualized) of average total loans and loans held for sale, during the nine months ended September 30, 2024.

Capital

•As of September 30, 2025, the Corporation’s total shareholders’ equity was $844.2 million, representing an increase of $206.9 million, or 32.47%, from June 30, 2025, and an increase of $237.8 million, or 39.22%, from September 30, 2024. The changes resulted from an increase in additional paid in capital related to the ESSA acquisition of $202.6 million, and a decrease in accumulated other comprehensive loss, primarily from the after-tax impact of temporary unrealized valuation changes in the Corporation’s available-for-sale investment portfolio, and growth in earnings, partially offset by the payment of common and preferred stock dividends to our shareholders during the three months ended September 30, 2025.

•Regulatory capital ratios for the Corporation continue to exceed regulatory “well-capitalized” levels as of September 30, 2025, consistent with prior periods.

•As of September 30, 2025, the Corporation’s ratio of common shareholders' equity to total assets was 9.53% compared to 9.17% at June 30, 2025 and 9.12% at September 30, 2024. As of September 30, 2025 and June 30, 2025, the Corporation’s ratio of tangible common equity to tangible assets, a non-GAAP measure, was 8.10% and 8.53%, respectively.1 Excluding merger transaction related expenses, the Corporation’s ratio of tangible common equity to tangible assets, a non-GAAP measure, as of September 30, 2025 was 8.32% compared to 8.56%, excluding merger and integration costs, at June 30, 2025 and 8.45% at September 30, 2024.1 The decrease in the ratio of tangible common equity to tangible assets compared to June 30, 2025 and September 30, 2024 was primarily the result of a ESSA acquisition, partially offset by a decrease in accumulated other comprehensive loss, coupled with an increase in retained earnings, as discussed above.1

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $8.3 billion. CNB Financial Corporation conducts business primarily through its principal subsidiary, CNB Bank. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division, and 79 offices comprised of one loan production office, one mobile office, two limited service offices, and 75 full-service offices in Pennsylvania, Ohio, New York, and Virginia. CNB Bank, headquartered in Clearfield, Pennsylvania, with offices in Central and North Central Pennsylvania, serves as the multi-brand parent to various divisions. These divisions include ERIEBANK, based in Erie, Pennsylvania, with offices in Northwest Pennsylvania and Northeast Ohio; FCBank, based in Worthington, Ohio, with offices in Central Ohio; BankOnBuffalo, based in Buffalo, New York, with offices in Western New York; Ridge View Bank, based in Roanoke, Virginia, with offices in the Southwest Virginia region; ESSA Bank, based in Stroudsburg, Pennsylvania, with offices in Northeast Pennsylvania, including the Leigh Valley region; and Impressia Bank, a division focused on banking opportunities for women, which operates in CNB Bank’s primary market areas. Additional information about CNB Financial Corporation may be found at www.CNBBank.bank.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the Corporation’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Corporation’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” The Corporation’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, include, but are not limited to, (i) adverse changes or conditions in capital and financial markets, including actual or potential stresses in the banking industry; (ii) changes in interest rates; (iii) the credit risks of lending activities, including our ability to estimate credit losses and the allowance for credit losses, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (iv) effectiveness of our data security controls in the face of cyber attacks and any reputational risks following a cybersecurity incident; (v) changes in general business, industry or economic conditions or competition; (vi) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (vii) adverse economic effects from international trade disputes, including threatened or implemented tariffs imposed by the U.S. and threatened or implemented tariffs imposed by foreign countries in retaliation, or similar events impacting economic activity; (viii) the possibility that CNB may be unable to achieve expected synergies and operating efficiencies in the ESSA merger within the executed timeframes or at all or to successfully integrate ESSA operations and those of CNB; (ix) higher than expected costs or other difficulties related to integration of combined or merged businesses; (x) the effects of business combinations and other acquisition transactions, including the inability to realize our loan and investment portfolios; (xi) changes in the quality or composition of our loan and investment portfolios; (xii) adequacy of loan loss reserves; (xiii) increased competition; (xiv) loss of certain key officers; (xv) deposit attrition; (xvi) rapidly changing technology; (xvii) unanticipated regulatory or judicial proceedings and liabilities and other costs; (xviii) changes in the cost of funds, demand for loan products or demand for financial services; and (xix) other economic, competitive, governmental or technological factors affecting our operations, markets, products, services and prices. Such developments could have an adverse impact on the Corporation's financial position and results of operations. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and the forward-looking statement disclaimers in the Corporation’s annual and quarterly reports filed with the Securities and Exchange Commission.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. Factors or events that could cause the Corporation’s actual results to differ may emerge from time to time, and it is not possible for the Corporation to predict all of them. The Corporation undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Income Statement
Interest and fees on loans	$98,092	$75,408	$75,725	$245,879	$219,380
Interest and dividends on securities and cash and cash equivalents	10,553	10,363	7,510	30,916	22,412
Interest expense	(41,516)	(33,574)	(35,749)	(109,038)	(103,367)
Net interest income	67,129	52,197	47,486	167,757	138,425
Provision for credit losses	18,456	4,338	2,381	24,350	6,292
Net interest income after provision for credit losses	48,673	47,859	45,105	143,407	132,133
Non-interest income
Wealth and asset management fees	2,359	2,109	2,060	6,264	5,869
Service charges on deposit accounts	2,222	1,656	1,790	5,592	5,278
Other service charges and fees	480	427	796	1,417	2,203
Net realized gains on available-for-sale securities	397	—	(9)	397	(9)
Net realized and unrealized gains (losses) on equity securities	664	567	656	982	767
Mortgage banking	196	172	197	464	580
Bank owned life insurance	975	976	775	2,711	2,326
Card processing and interchange income	2,336	2,278	2,241	6,721	6,444
Other non-interest income	937	823	2,467	3,533	5,335
Total non-interest income	10,566	9,008	10,973	28,081	28,793
Non-interest expenses
Salaries and benefits	23,339	19,348	19,572	63,251	56,035
Net occupancy expense of premises	4,823	4,032	3,701	12,893	10,921
Technology expense	5,485	5,462	5,417	16,325	16,062
Amortization of core deposit intangible	780	16	18	813	57
Advertising expense	754	556	623	1,824	1,861
State and local taxes	1,292	1,301	1,256	3,885	3,636
Legal, professional, and examination fees	1,637	997	940	3,483	3,231
FDIC insurance premiums	940	937	846	2,862	2,854
Card processing and interchange expenses	1,300	1,253	1,193	3,713	3,250
Merger and integration costs	4,155	357	—	6,041	—
Other non-interest expense	5,652	5,358	5,218	15,722	14,290
Total non-interest expenses	50,157	39,617	38,784	130,812	112,197
Income before income taxes	9,082	17,250	17,294	40,676	48,729
Income tax expense	2,037	3,294	3,340	8,194	9,218
Net income	7,045	13,956	13,954	32,482	39,511
Preferred stock dividends	1,076	1,075	1,076	3,226	3,226
Net income available to common shareholders	$5,969	$12,881	$12,878	$29,256	$36,285

Ending shares outstanding	29,477,429	21,119,894	20,994,730	29,477,429	20,994,730
Average diluted common shares outstanding	27,280,298	20,952,891	20,911,862	23,075,450	20,895,538
Diluted earnings per common share	$0.22	$0.61	$0.61	$1.26	$1.72
Adjusted diluted earnings per common share (non-GAAP) (1)	$0.82	$0.63	$0.61	$2.05	$1.72
Cash dividends per common share	$0.18	$0.18	$0.18	$0.54	$0.53
Dividend payout ratio	82%	30%	30%	43%	31%
Adjusted dividend payout ratio (non-GAAP) (1)	22%	29%	30%	26%	31%

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Average Balances
Total loans and loans held for sale	$5,971,441	$4,668,051	$4,536,702	$5,082,062	$4,469,321
Investment securities	843,441	803,082	722,577	815,050	729,273
Total earning assets	7,209,366	5,817,121	5,503,832	6,281,874	5,440,145
Total assets	7,783,995	6,235,036	5,907,115	6,752,461	5,831,002
Noninterest-bearing deposits	1,078,091	829,328	795,771	909,597	764,770
Interest-bearing deposits	5,477,057	4,558,732	4,319,606	4,873,469	4,290,247
Shareholders' equity	776,976	633,848	597,984	676,058	586,017
Tangible common shareholders' equity (non-GAAP) (1)	611,364	532,005	496,091	552,719	484,105

Average Yields (annualized)
Total loans and loans held for sale	6.54%	6.50%	6.66%	6.49%	6.57%
Investment securities	2.89%	2.83%	2.19%	2.83%	2.11%
Total earning assets	5.96%	5.89%	5.98%	5.87%	5.89%
Interest-bearing deposits	2.75%	2.84%	3.19%	2.82%	3.11%
Interest-bearing liabilities	2.83%	2.88%	3.21%	2.88%	3.14%

Performance Ratios (annualized)
Return on average assets	0.36%	0.90%	0.94%	0.64%	0.91%
Adjusted return on average assets (non-GAAP) (1)	1.20%	0.92%	0.94%	1.01%	0.91%
Return on average equity	3.60%	8.83%	9.28%	6.42%	9.01%
Adjusted return on average equity (non-GAAP) (1)	12.05%	9.06%	9.28%	10.05%	9.01%
Return on average tangible common equity (non-GAAP) (1)	3.87%	9.71%	10.33%	7.08%	10.01%
Adjusted return on average tangible common equity (non-GAAP) (1)	14.62%	9.98%	10.33%	11.51%	10.01%
Net interest margin, fully tax equivalent basis (non-GAAP) (1)	3.69%	3.59%	3.42%	3.56%	3.38%
Efficiency ratio, fully tax equivalent basis (non-GAAP) (1)	62.97%	64.08%	65.58%	65.74%	66.34%
Adjusted efficiency ratio, fully tax equivalent basis (non-GAAP) (1)	57.67%	63.50%	65.58%	62.68%	66.34%

Net Loan Charge-Offs
CNB Bank net loan charge-offs	$623	$2,848	$837	$4,397	$4,063
Holiday Financial net loan charge-offs	334	455	383	1,302	1,305
Total Corporation net loan charge-offs	$957	$3,303	$1,220	$5,699	$5,368
Annualized net loan charge-offs / average total loans and loans held for sale	0.06%	0.28%	0.11%	0.15%	0.16%

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

	September 30, 2025	June 30, 2025	September 30, 2024
Ending Balance Sheet
Cash and due from banks	$79,772	$88,721	$75,214
Interest-bearing deposits with Federal Reserve	351,943	332,214	281,972
Interest-bearing deposits with other financial institutions	6,373	4,476	3,723
Total cash and cash equivalents	438,088	425,411	360,909
Debt securities available-for-sale, at fair value	533,553	523,198	378,965
Debt securities held-to-maturity, at amortized cost	249,247	270,032	328,152
Equity securities	10,505	10,937	10,389
Loans held for sale	—	833	768
Loans receivable
Syndicated loans	71,852	78,936	69,470
Loans	6,396,344	4,654,484	4,522,438
Total loans receivable	6,468,196	4,733,420	4,591,908
Less: allowance for credit losses	(67,684)	(48,329)	(46,644)
Net loans receivable	6,400,512	4,685,091	4,545,264
Goodwill and other intangibles	93,773	43,874	43,874
Core deposit intangible	34,727	173	223
Other assets	493,914	358,928	346,300
Total Assets	$8,254,319	$6,318,477	$6,014,844

Noninterest-bearing demand deposits	$1,105,414	$855,788	$841,292
Interest-bearing demand deposits	970,752	698,902	681,056
Savings	3,686,511	3,162,515	3,040,769
Certificates of deposit	1,137,590	749,877	653,832
Total deposits	6,900,267	5,467,082	5,216,949
Short-term borrowings	181,604	—	—
Subordinated debentures	20,620	20,620	20,620
Subordinated notes, net of issuance costs	84,798	84,722	84,495
Deposits held for sale	92,830	—	—
Other liabilities	130,015	108,772	86,417
Total liabilities	7,410,134	5,681,196	5,408,481
Common stock	—	—	—
Preferred stock	57,785	57,785	57,785
Additional paid in capital	421,770	218,375	219,304
Retained earnings	397,667	397,004	371,086
Treasury stock	(2,476)	(2,420)	(4,516)
Accumulated other comprehensive loss	(30,561)	(33,463)	(37,296)
Total shareholders' equity	844,185	637,281	606,363
Total liabilities and shareholders' equity	$8,254,319	$6,318,477	$6,014,844

Book value per common share	$26.68	$27.44	$26.13
Adjusted book value per common share (non-GAAP) (1)	$27.30	$27.53	$26.13
Tangible book value per common share (non-GAAP) (1)	$22.32	$25.35	$24.03
Adjusted tangible book value per common share (non-GAAP) (1)	$22.94	$25.44	$24.03

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

	September 30, 2025	June 30, 2025	September 30, 2024
Capital Ratios
Tangible common equity / tangible assets (non-GAAP) (1)	8.10%	8.53%	8.45%
Adjusted tangible common equity / tangible assets (non-GAAP) (1)	8.32%	8.56%	8.45%
Tier 1 leverage ratio (2)	9.34%	10.42%	10.59%
Common equity tier 1 ratio (2)	10.48%	11.78%	11.64%
Tier 1 risk-based ratio (2)	11.67%	13.38%	13.30%
Total risk-based ratio (2)	13.97%	16.14%	16.06%

Asset Quality Detail
Nonaccrual loans	$36,013	$28,509	$39,855
Loans 90+ days past due and accruing	86	256	666
Total nonperforming loans	36,099	28,765	40,521
Other real estate owned	4,254	1,624	1,514
Total nonperforming assets	$40,353	$30,389	$42,035

Asset Quality Ratios
Nonperforming assets / Total loans + OREO	0.62%	0.64%	0.92%
Nonperforming assets / Total assets	0.49%	0.48%	0.70%
Ratio of allowance for credit losses on loans to nonaccrual loans	187.94%	169.52%	117.03%
Allowance for credit losses / Total loans	1.05%	1.02%	1.02%

Consolidated Financial Data Notes:
(1) Management uses non-GAAP financial information in its analysis of the Corporation’s performance. Management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Corporation’s management believes that investors may use these non-GAAP measures to analyze the Corporation’s financial performance without the impact of unusual items or events that may obscure trends in the Corporation’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in these measures and that different companies might calculate these measures differently. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

(2) Capital ratios as of September 30, 2025 are estimated pending final regulatory filings.

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

	Average Balances, Income and Interest Rates on a Taxable Equivalent Basis
	Three Months Ended,
	September 30, 2025			June 30, 2025			September 30, 2024
	Average Balance	Annual Rate	Interest Inc./Exp.	Average Balance	Annual Rate	Interest Inc./Exp.	Average Balance	Annual Rate	Interest Inc./Exp.
ASSETS:
Securities:
Taxable (1) (4)	$797,866	2.92%	$6,151	$771,152	2.82%	$5,696	$690,098	2.14%	$3,980
Tax-exempt (1) (2) (4)	24,531	2.62	174	24,260	2.64	174	25,368	2.57	178
Equity securities (1) (2)	21,044	1.79	95	7,670	5.44	104	7,111	5.71	102
Total securities (4)	843,441	2.89	6,420	803,082	2.83	5,974	722,577	2.19	4,260
Loans receivable:
Commercial (2) (3)	1,642,742	6.98	28,921	1,473,560	6.71	24,664	1,457,192	7.02	25,708
Commercial & residential mortgages and loans held for sale (2) (3)	4,201,346	6.21	65,752	3,068,519	6.18	47,295	2,947,787	6.25	46,278
Consumer (3)	127,353	11.53	3,701	125,972	11.72	3,681	131,723	11.93	3,950
Total loans receivable (3)	5,971,441	6.54	98,374	4,668,051	6.50	75,640	4,536,702	6.66	75,936
Interest-bearing deposits with the Federal Reserve and other financial institutions	394,484	4.19	4,165	345,988	5.13	4,422	244,553	5.33	3,279
Total earning assets	7,209,366	5.96	$108,959	5,817,121	5.89	$86,036	5,503,832	5.98	$83,475
Noninterest-bearing assets:
Cash and due from banks	77,224			58,530			58,472
Premises and equipment	145,087			129,093			118,404
Other assets	414,410			277,241			272,377
Allowance for credit losses	(62,092)			(46,949)			(45,970)
Total non interest-bearing assets	574,629			417,915			403,283
TOTAL ASSETS	$7,783,995			$6,235,036			$5,907,115
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Demand—interest-bearing	$913,337	1.00%	$2,291	$707,932	0.97%	$1,719	$682,690	0.86%	$1,477
Savings	3,501,326	2.86	25,200	3,107,520	3.01	23,286	3,076,351	3.55	27,461
Time	1,062,394	3.90	10,450	743,280	3.92	7,271	560,565	4.03	5,684
Total interest-bearing deposits	5,477,057	2.75	37,941	4,558,732	2.84	32,276	4,319,606	3.19	34,622
Short-term borrowings	218,871	4.08	2,251	—	0.00	—	—	0.00	—
Finance lease liabilities	18,079	5.49	250	16,861	5.28	222	236	5.06	3
Subordinated notes and debentures	105,380	4.04	1,074	105,304	4.10	1,076	105,077	4.26	1,124
Total interest-bearing liabilities	5,819,387	2.83	$41,516	4,680,897	2.88	$33,574	4,424,919	3.21	$35,749
Demand—noninterest-bearing	1,078,091			829,328			795,771
Other liabilities	109,541			90,963			88,441
Total Liabilities	7,007,019			5,601,188			5,309,131
Shareholders’ equity	776,976			633,848			597,984
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,783,995			$6,235,036			$5,907,115
Interest income/Earning assets		5.96%	$108,959		5.89%	$86,036		5.98%	$83,475
Interest expense/Interest-bearing liabilities		2.83	41,516		2.88	33,574		3.21	35,749
Net interest spread		3.13%	$67,443		3.01%	$52,462		2.77%	$47,726
Interest income/Earning assets		5.96%	108,959		5.89%	86,036		5.98%	83,475
Interest expense/Earning assets		2.27	41,516		2.30	33,574		2.56	35,749
Net interest margin (fully tax-equivalent)		3.69%	$67,443		3.59%	$52,462		3.42%	$47,726

(1) Includes unamortized discounts and premiums.
(2) Average yields are stated on a fully taxable equivalent basis (calculated using statutory rates of 21%) resulting from tax-free municipal securities in the investment portfolio and tax-free municipal loans in the commercial loan portfolio. The taxable equivalent adjustment to net interest income for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024 was $314 thousand, $265 thousand and $240 thousand, respectively.
(3) Average loans receivable outstanding includes the average balance outstanding of all nonaccrual loans. Loans receivable consist of the average of total loans receivable less average unearned income. In addition, loans receivable interest income consists of loans receivable fees, including PPP deferred processing fees.
(4) Average balance is computed using the fair value of AFS securities and amortized cost of HTM securities. Average yield has been computed using amortized cost average balance for AFS and HTM securities. The adjustment to the average balance for securities in the calculation of average yield for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024 was $(39.1) million, $(42.6) million and $(51.1) million, respectively.

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

	Average Balances, Income and Interest Rates on a Taxable Equivalent Basis
	Nine Months Ended,
	September 30, 2025			September 30, 2024
	Average Balance	Annual Rate	Interest Inc./Exp.	Average Balance	Annual Rate	Interest Inc./Exp.
ASSETS:
Securities:
Taxable (1) (4)	$778,262	2.82%	$17,308	$696,259	2.06%	$11,572
Tax-exempt (1) (2) (4)	24,709	2.64	528	26,063	2.58	547
Equity securities (1) (2)	12,079	3.38	305	6,951	5.69	296
Total securities (4)	815,050	2.83	18,141	729,273	2.11	12,415
Loans receivable:
Commercial (2) (3)	1,528,188	6.82	77,954	1,434,545	6.92	74,360
Commercial & residential mortgages and loans held for sale (2) (3)	3,428,123	6.15	157,620	2,905,301	6.16	134,012
Consumer (3)	125,751	11.75	11,047	129,475	11.96	11,591
Total loans receivable (3)	5,082,062	6.49	246,621	4,469,321	6.57	219,963
Interest-bearing deposits with the Federal Reserve and other financial institutions	384,762	4.47	12,871	241,551	5.58	10,085
Total earning assets	6,281,874	5.87	$277,633	5,440,145	5.89	$242,463
Noninterest-bearing assets:
Cash and due from banks	64,701			55,243
Premises and equipment	134,523			113,629
Other assets	323,544			267,797
Allowance for credit losses	(52,181)			(45,812)
Total non interest-bearing assets	470,587			390,857
TOTAL ASSETS	$6,752,461			$5,831,002
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Demand—interest-bearing	$776,145	0.95%	$5,537	$711,911	0.75%	$4,014
Savings	3,248,202	2.98	72,326	3,046,518	3.53	80,536
Time	849,122	3.93	24,988	531,818	3.87	15,414
Total interest-bearing deposits	4,873,469	2.82	102,851	4,290,247	3.11	99,964
Short-term borrowings	73,785	4.08	2,251	—	0.00	—
Finance lease liabilities	16,704	5.67	708	259	4.64	9
Subordinated notes and debentures	105,304	4.10	3,228	105,001	4.32	3,394
Total interest-bearing liabilities	5,069,262	2.88	$109,038	4,395,507	3.14	$103,367
Demand—noninterest-bearing	909,597			764,770
Other liabilities	97,544			84,708
Total Liabilities	6,076,403			5,244,985
Shareholders’ equity	676,058			586,017
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,752,461			$5,831,002
Interest income/Earning assets		5.87%	$277,633		5.89%	$242,463
Interest expense/Interest-bearing liabilities		2.88	109,038		3.14	103,367
Net interest spread		2.99%	$168,595		2.75%	$139,096
Interest income/Earning assets		5.87%	277,633		5.89%	242,463
Interest expense/Earning assets		2.31	109,038		2.51	103,367
Net interest margin (fully tax-equivalent)		3.56%	$168,595		3.38%	$139,096

(1) Includes unamortized discounts and premiums.
(2) Average yields are stated on a fully taxable equivalent basis (calculated using statutory rates of 21%) resulting from tax-free municipal securities in the investment portfolio and tax-free municipal loans in the commercial loan portfolio. The taxable equivalent adjustment to net interest income for the nine months ended September 30, 2025 and 2024, was $838 thousand and $671 thousand, respectively.
(3) Average loans receivable outstanding includes the average balance outstanding of all nonaccrual loans. Loans receivable consist of the average of total loans receivable less average unearned income. In addition, loans receivable interest income consists of loans receivable fees, including PPP deferred processing fees.
(4) Average balance is computed using the fair value of AFS securities and amortized cost of HTM securities. Average yield has been computed using amortized cost average balance for AFS and HTM securities. The adjustment to the average balance for securities in the calculation of average yield for the nine months ended September 30, 2025 and 2024 was $(43.2) million and $(55.1) million, respectively.

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Calculation of merger transaction related expenses, net of tax (non-GAAP) (1):
Merger transaction related expenses - non deductible	$1,570	$357	$—	$2,897	$—

Merger transaction related expenses - deductible	18,972	—	—	19,531	—
Statutory federal tax rate	21%	21%	21%	21%	21%
Tax benefit of merger and integration costs and day 1 non-PCD provision expense (non-GAAP)	3,984	—	—	4,102	—
Merger transaction related expenses - deductible, net of tax	14,988	—	—	15,429	—

Merger transaction related expenses, net of tax (non-GAAP)	$16,558	$357	$—	$18,326	$—

(1) Merger transaction related expenses represent legal, advisory, severance, technology conversion, day one non-PCD provision expense, and other expenses directly related to the ESSA acquisition. Management believes exclusion of these non-recurring charges provides more meaningful period-over-period comparisons of operating performance.

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Calculation of net income available to common (GAAP):
Net income	$7,045	$13,956	$13,954	$32,482	$39,511
Less: preferred stock dividends	1,076	1,075	1,076	3,226	3,226
Net income available to common shareholders	$5,969	$12,881	$12,878	$29,256	$36,285

Adjusted calculation of net income available to common (non-GAAP):
Net income available to common shareholders	$5,969	$12,881	$12,878	$29,256	$36,285
Add: merger transaction related expenses, net of tax (non-GAAP)	16,558	357	—	18,326	—
Adjusted net income available to common shareholders (non-GAAP)	$22,527	$13,238	$12,878	$47,582	$36,285

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Calculation of dividend payout ratio:
Cash dividends per common share	$0.18	$0.18	$0.18	$0.54	$0.53
Diluted earnings per common share	0.22	0.61	0.61	1.26	1.72
Dividend payout ratio	82%	30%	30%	43%	31%

Adjusted calculation of dividend payout ratio (non-GAAP):
Cash dividends per common share	$0.180	$0.180	$0.180	$0.540	$0.530
Adjusted diluted earnings per common share (non-GAAP)	0.82	0.63	0.61	2.05	1.72
Adjusted dividend payout ratio (non-GAAP)	22%	29%	30%	26%	31%

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Calculation of PPNR (non-GAAP): (1)
Net interest income	$67,129	$52,197	$47,486	$167,757	$138,425
Add: Non-interest income	10,566	9,008	10,973	28,081	28,793
Less: Non-interest expense	50,157	39,617	38,784	130,812	112,197
PPNR (non-GAAP)	$27,538	$21,588	$19,675	$65,026	$55,021

Adjusted calculation of PPNR (non-GAAP): (1)
Net interest income	$67,129	$52,197	$47,486	$167,757	$138,425
Add: Non-interest income	10,566	9,008	10,973	28,081	28,793
Less: Non-interest expense	50,157	39,617	38,784	130,812	112,197
Add: Merger and integration costs (non-GAAP)	4,155	357	—	6,041	—
Adjusted PPNR (non-GAAP)	$31,693	$21,945	$19,675	$71,067	$55,021

(1) Management believes that this is an important metric as it illustrates the underlying performance of the Corporation, it enables investors and others to assess the Corporation's ability to generate capital to cover credit losses through the credit cycle and provides consistent reporting with a key metric used by bank regulatory agencies.

	September 30, 2025	June 30, 2025	September 30, 2024
Adjusted calculation of loans (non-GAAP):
Loans	$6,396,344	$4,654,484	$4,522,438
Less: ESSA acquired loans, net of estimated purchase accounting fair value adjustments (non-GAAP)	(1,651,056)	—	—
Adjusted loans (non-GAAP)	$4,745,288	$4,654,484	$4,522,438

	September 30, 2025	June 30, 2025	September 30, 2024
Adjusted calculation of total deposits (non-GAAP):
Total deposits	$6,900,267	$5,467,082	$5,216,949
Add: deposits held for sale (non-GAAP)	92,830	—	—
Less: ESSA acquired deposits, net of estimated purchase accounting fair value adjustments (non-GAAP)	(1,455,805)	—	—
Adjusted total deposits (non-GAAP)	$5,537,292	$5,467,082	$5,216,949

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Basic earnings per common share computation:
Net income available to common shareholders	$5,969	$12,881	$12,878	$29,256	$36,285
Less: net income available to common shareholders allocated to participating securities	50	120	101	253	291
Net income available to common shareholders allocated to common stock	$5,919	$12,761	$12,777	$29,003	$35,994

Weighted average common shares outstanding, including shares considered participating securities	27,388	21,053	20,997	23,165	20,994
Less: average participating securities	209	172	155	166	162
Weighted average shares	27,179	20,881	20,842	22,999	20,832
Basic earnings per common share	$0.22	$0.61	$0.61	$1.26	$1.73

Diluted earnings per common share computation:
Net income available to common shareholders allocated to common stock	$5,919	$12,761	$12,777	$29,003	$35,994

Weighted average common shares outstanding for basic earnings per common share	27,179	20,881	20,842	22,999	20,832
Add: dilutive effect of stock compensation	101	72	70	76	64
Weighted average shares and dilutive potential common shares	27,280	20,953	20,912	23,075	20,896
Diluted earnings per common share	$0.22	$0.61	$0.61	$1.26	$1.72

Adjusted basic earnings per common share computation (non-GAAP):
Net income available to common shareholders	$5,969	$12,881	$12,878	$29,256	$36,285
Add: merger transaction related expenses, net of tax (non-GAAP)	16,558	357	—	18,326	—
Less: net income available to common shareholders allocated to participating securities	50	120	101	253	291
Less: Adjustment to net income available to common shareholders allocated to participating securities for merger transaction related expenses, net of tax (non-GAAP)	127	3	—	131	—
Adjusted net income available to common shareholders allocated to common stock (non-GAAP)	$22,350	$13,115	$12,777	$47,198	$35,994

Weighted average common shares outstanding, including shares considered participating securities	27,388	21,053	20,997	23,165	20,994
Less: average participating securities	209	172	155	166	162
Weighted average shares	27,179	20,881	20,842	22,999	20,832
Adjusted basic earnings per common share (non-GAAP)	$0.82	$0.63	$0.61	$2.05	$1.73

Adjusted diluted earnings per common share computation (non-GAAP):
Adjusted net income available to common shareholders allocated to common stock (non-GAAP)	$22,350	$13,115	$12,777	$47,198	$35,994

Weighted average common shares outstanding for basic earnings per common share	27,179	20,881	20,842	22,999	20,832
Add: dilutive effect of stock compensation	101	72	70	76	64
Weighted average shares and dilutive potential common shares	27,280	20,953	20,912	23,075	20,896
Adjusted diluted earnings per common share (non-GAAP)	$0.82	$0.63	$0.61	$2.05	$1.72

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Calculation of net interest margin:
Interest income	$108,645	$85,771	$83,235	$276,795	$241,792
Interest expense	41,516	33,574	35,749	109,038	103,367
Net interest income	$67,129	$52,197	$47,486	$167,757	$138,425

Average total earning assets	$7,209,366	$5,817,121	$5,503,832	$6,281,874	$5,440,145

Net interest margin (GAAP) (annualized)	3.69%	3.60%	3.43%	3.57%	3.40%

Calculation of net interest margin (fully tax equivalent basis) (non-GAAP):
Interest income	$108,645	$85,771	$83,235	$276,795	$241,792
Tax equivalent adjustment (non-GAAP)	314	265	240	838	671
Adjusted interest income (fully tax equivalent basis) (non-GAAP)	108,959	86,036	83,475	277,633	242,463
Interest expense	41,516	33,574	35,749	109,038	103,367
Net interest income (fully tax equivalent basis) (non-GAAP)	$67,443	$52,462	$47,726	$168,595	$139,096

Average total earning assets	$7,209,366	$5,817,121	$5,503,832	$6,281,874	$5,440,145
Less: average mark to market adjustment on investments (non-GAAP)	(39,121)	(42,592)	(51,075)	(43,229)	(55,134)
Adjusted average total earning assets, net of mark to market (non-GAAP)	$7,248,487	$5,859,713	$5,554,907	$6,325,103	$5,495,279

Net interest margin, fully tax equivalent basis (non-GAAP) (annualized)	3.69%	3.59%	3.42%	3.56%	3.38%

Calculation of net interest margin, excluding purchase accounting loan accretion (fully tax equivalent basis) (non-GAAP) (1):
Net interest income (fully tax equivalent basis) (non-GAAP)	$67,443	$52,462	$47,726	$168,595	$139,096
Less: purchase accounting loan accretion	(3,420)	0	0	(3,420)	0
Adjusted net interest income (fully tax equivalent basis) (non-GAAP)	$64,023	$52,462	$47,726	$165,175	$139,096

Adjusted average total earning assets, net of mark to market (non-GAAP)	$7,248,487	$5,859,713	$5,554,907	$6,325,103	$5,495,279
Adjusted net interest margin, fully tax equivalent basis (non-GAAP) (annualized)	3.50%	3.59%	3.42%	3.49%	3.38%
(1) Purchase accounting loan accretion represents income recognized on estimated fair value adjustments to acquired loans.

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

Reconciliation of Non-GAAP Financial Measures

	September 30, 2025	June 30, 2025	September 30, 2024
Calculation of tangible book value per common share and tangible common equity / tangible assets (non-GAAP):
Shareholders' equity	$844,185	$637,281	$606,363
Less: preferred equity	57,785	57,785	57,785
Common shareholders' equity	786,400	579,496	548,578
Less: goodwill and other intangibles	93,773	43,874	43,874
Less: core deposit intangible	34,727	173	223
Tangible common equity (non-GAAP)	$657,900	$535,449	$504,481

Total assets	$8,254,319	$6,318,477	$6,014,844
Less: goodwill and other intangibles	93,773	43,874	43,874
Less: core deposit intangible	34,727	173	223
Tangible assets (non-GAAP)	$8,125,819	$6,274,430	$5,970,747

Ending shares outstanding	29,477,429	21,119,894	20,994,730

Book value per common share (GAAP)	$26.68	$27.44	$26.13
Tangible book value per common share (non-GAAP)	$22.32	$25.35	$24.03

Common shareholders' equity / Total assets (GAAP)	9.53%	9.17%	9.12%
Tangible common equity / Tangible assets (non-GAAP)	8.10%	8.53%	8.45%

Adjusted calculation of book value per common share (non-GAAP):
Common shareholders' equity	$786,400	$579,496	$548,578
Add: merger transaction related expenses, net of tax (non-GAAP)	18,326	1,844	—
Adjusted common shareholders' equity (non-GAAP)	$804,726	$581,340	$548,578

Ending shares outstanding	29,477,429	21,119,894	20,994,730

Adjusted book value per common share (non-GAAP)	$27.30	$27.53	$26.13

Adjusted calculation of tangible book value per common share (non-GAAP):
Tangible common equity (non-GAAP)	$657,900	$535,449	$504,481
Add: merger transaction related expenses, net of tax (non-GAAP)	18,326	1,844	—
Adjusted tangible common equity (non-GAAP)	$676,226	$537,293	$504,481

Ending shares outstanding	29,477,429	21,119,894	20,994,730

Adjusted tangible book value per common share (non-GAAP)	$22.94	$25.44	$24.03

Adjusted calculation of tangible common equity / tangible assets (non-GAAP):
Adjusted tangible common shareholders' equity (non-GAAP)	$676,226	$537,293	$504,481

Tangible assets (non-GAAP)	$8,125,819	$6,274,430	$5,970,747
Add: merger and integration costs (non-GAAP)	6,041	1,886	—
Adjusted tangible assets (non-GAAP)	$8,131,860	$6,276,316	$5,970,747

Adjusted tangible common equity / Adjusted tangible assets (non-GAAP)	8.32%	8.56%	8.45%

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Calculation of efficiency ratio:
Non-interest expense	$50,157	$39,617	$38,784	$130,812	$112,197

Non-interest income	$10,566	$9,008	$10,973	$28,081	$28,793
Net interest income	67,129	52,197	47,486	167,757	138,425
Total revenue	$77,695	$61,205	$58,459	$195,838	$167,218
Efficiency ratio	64.56%	64.73%	66.34%	66.80%	67.10%

Calculation of efficiency ratio (fully tax equivalent basis) (non-GAAP):
Non-interest expense	$50,157	$39,617	$38,784	$130,812	$112,197
Less: core deposit intangible amortization	780	16	18	813	57
Adjusted non-interest expense (non-GAAP)	$49,377	$39,601	$38,766	$129,999	$112,140

Non-interest income	$10,566	$9,008	$10,973	$28,081	$28,793

Net interest income	$67,129	$52,197	$47,486	$167,757	$138,425
Less: tax exempt investment and loan income, net of TEFRA (non-GAAP)	1,737	1,451	1,473	4,652	4,127
Add: tax exempt investment and loan income (fully tax equivalent basis) (non-GAAP)	2,453	2,046	2,123	6,575	5,957
Adjusted net interest income (fully tax equivalent basis) (non-GAAP)	67,845	52,792	48,136	169,680	140,255
Adjusted net revenue (fully tax equivalent basis) (non-GAAP)	$78,411	$61,800	$59,109	$197,761	$169,048

Efficiency ratio (fully tax equivalent basis) (non-GAAP)	62.97%	64.08%	65.58%	65.74%	66.34%

Adjusted calculation of efficiency ratio (fully tax equivalent basis) (non-GAAP):
Adjusted non-interest expense (non-GAAP)	$49,377	$39,601	$38,766	$129,999	$112,140
Less: merger and integration costs (non-GAAP)	4,155	357	—	6,041	—
Adjusted non-interest expense (non-GAAP)	$45,222	$39,244	$38,766	$123,958	$112,140

Adjusted net revenue (fully tax equivalent basis) (non-GAAP)	$78,411	$61,800	$59,109	$197,761	$169,048

Adjusted efficiency ratio (fully tax equivalent basis) (non-GAAP)	57.67%	63.50%	65.58%	62.68%	66.34%

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Calculation of return on average assets:
Net income	$7,045	$13,956	$13,954	$32,482	$39,511
Average total assets	$7,783,995	$6,235,036	$5,907,115	$6,752,461	$5,831,002

Return on average assets (GAAP) (annualized)	0.36%	0.90%	0.94%	0.64%	0.91%

Adjusted calculation of return on average assets (non-GAAP):
Net income	$7,045	$13,956	$13,954	$32,482	$39,511
Add: merger transaction related expenses, net of tax (non-GAAP)	16,558	357	—	18,326	—
Adjusted net income	$23,603	$14,313	$13,954	$50,808	$39,511
Average total assets	$7,783,995	$6,235,036	$5,907,115	$6,752,461	$5,831,002

Adjusted return on average assets (non-GAAP) (annualized)	1.20%	0.92%	0.94%	1.01%	0.91%

CNB FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Calculation of return on average tangible common equity (non-GAAP):
Net income	$7,045	$13,956	$13,954	$32,482	$39,511
Less: preferred stock dividends	1,076	1,075	1,076	3,226	3,226
Net income available to common shareholders	$5,969	$12,881	$12,878	$29,256	$36,285

Average shareholders' equity	$776,976	$633,848	$597,984	$676,058	$586,017
Less: average goodwill & intangibles	107,827	44,058	44,108	65,554	44,127
Less: average preferred equity	57,785	57,785	57,785	57,785	57,785
Average tangible common shareholders' equity (non-GAAP)	$611,364	$532,005	$496,091	$552,719	$484,105

Return on average equity (GAAP) (annualized)	3.60%	8.83%	9.28%	6.42%	9.01%
Return on average common equity (GAAP) (annualized)	3.29%	8.97%	9.48%	6.33%	9.18%
Return on average tangible common equity (non-GAAP) (annualized)	3.87%	9.71%	10.33%	7.08%	10.01%

Adjusted calculation of return on average equity (non-GAAP):
Net income	$7,045	$13,956	$13,954	$32,482	$39,511
Add: merger transaction related expenses, net of tax (non-GAAP)	16,558	357	—	18,326	—
Adjusted net income (non-GAAP)	$23,603	$14,313	$13,954	$50,808	$39,511

Average shareholders' equity	$776,976	$633,848	$597,984	$676,058	$586,017

Adjusted return on average equity (non-GAAP) (annualized)	12.05%	9.06%	9.28%	10.05%	9.01%

Adjusted calculation of return on average tangible common equity (non-GAAP):
Net income available to common shareholders	$5,969	$12,881	$12,878	$29,256	$36,285
Add: merger transaction related expenses, net of tax (non-GAAP)	16,558	357	—	18,326	—
Adjusted net income available to common shareholders	$22,527	$13,238	$12,878	$47,582	$36,285

Average tangible common shareholders' equity (non-GAAP)	$611,364	$532,005	$496,091	$552,719	$484,105

Adjusted return on average tangible common equity (non-GAAP) (annualized)	14.62%	9.98%	10.33%	11.51%	10.01%